UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2024 (September 6, 2024)

SinglePoint Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53425	26-1240905
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3104 E Camelback Rd #2137 Phoenix, AZ	85016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 682-7464

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.0001 per share	SING	Cboe BZX Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 6, 2024, SinglePoint Inc. (the “Company”) received a notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Cboe BZX Exchange, Inc. (“Cboe BZX”) that the Cboe BZX Hearings Panel (the “Panel”) had denied the Company’s request for an extension to evidence compliance with the requirements for continued listing on the Cboe BZX as set forth in Cboe BZX Listing Rules 14.6(c)(1), 14.9(e)(1)(B) and 14.9(e)(2) and, based on previously disclosed deficiencies, affirmed the previously disclosed Staff Delisting Determination and  ordered that the Company’s common stock be suspended and delisted from the Cboe BZX pursuant to the procedures set forth in Cboe BZX Listing Rule 14.12(f) and 14.12(h)(4)(B).

Information regarding previously disclosed deficiencies under the above-referenced Cboe BZX Listing Rules, including prior failures to comply with the above-referenced Cboe BZX Listing Rules which have since been rectified, and the Staff Delisting Determination can be found in the Company’s Current Reports on Form 8-K (the “Prior 8-Ks”) filed on March 5, 2024, April 22, 2024, June 10, 2024, June 24, 2024, July 29, 2024 and August 30, 2024, and, to the extent required, the information in Item 3.01 of each of the prior 8-Ks is incorporated by reference herein.

As a result of the Panel’s decision, the Staff informed the Company that the suspension of trading of the Company’s common stock would be effective after the closing of trading on September 10, 2024.  Pursuant to Cboe BZX Listing Rule 14.12 (h)(4)(A) the Company may appeal the Panel’s decision within 15 calendar days of the Notice.  The Company is currently considering whether to appeal the Panel’s decision, but an appeal would not stay the Panel’s decision and the suspension of trading will still occur as noted above.  The Company does not expect the Panel’s decision to have any impact on its day-to-day operations.

If the Company does not appeal the Panel’s decision, the Staff will take action to delist the Company’s common stock from the Cboe BZX.  The Cboe BZX will issue a public notice of its final determination to remove the Company’s common stock from listing on the Cboe BZX not less than 10 days before the delisting becomes effective.

The Company anticipates that its common stock will become eligible to be quoted on the OTC Markets following a delisting from the Cboe BZX.

Forward-looking Statements

This report may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include but are not limited to: any statements regarding: an appeal of the Panel’s decision, the suspension and delisting of the Company’s common stock, trading of the Company’s common stock on the OTC Markets and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price.

We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this report should be read as applying mutatis mutandis to every other instance of such information appearing herein.

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SIGNATURES

Pursuant to the requirements of the Stock Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SinglePoint Inc.

Dated: September 10, 2024	By:	/s/ William Ralston
	Name:	William Ralston
	Title:	Chief Executive Officer

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